EXHBIT 99.1

Northern Oil and Gas, Inc. Provides First Quarter 2013 Production and Operations Update

WAYZATA, MINNESOTA — April 15, 2013 — Northern Oil and Gas, Inc. (“Northern”) (NYSE MKT: NOG) is providing a production and operations update for the quarter ended March 31, 2013.

PRODUCTION AND OPERATIONS UPDATE

Northern’s first quarter 2013 production is expected to average approximately 11,100 barrels of oil equivalent per day, a 30% increase over the first quarter of 2012 and a 2% sequential quarter-over-quarter increase.

During the first quarter of 2013, Northern added 128 gross (9.6 net) wells to production.

As of March 31, 2013, Northern was participating in 1,355 gross (115.8 net) producing wells and an additional 152 gross (12.2 net) wells that were drilling or waiting on completion.

Northern expects its first quarter 2013 realized price per barrel of oil equivalent, including the effect of settled derivatives, to be between $82.00 - $83.00.

Northern expects lease operating expense (LOE) per barrel of oil equivalent to be $8.50 - $9.00 for the first quarter of 2013.

HEDGING UPDATE

Northern hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following table summarizes Northern’s oil derivative contracts as of March 31, 2013, by fiscal quarter:

	COSTLESS COLLARS		SWAPS
Contract Period	Volume (Bbls)	Weighted Average Floor/Ceiling Price (per Bbl)	Volume (Bbls)	Weighted Average Price (per Bbl)
2013:
Q1	575,550	$89.71 - $103.87	210,000	$92.00
Q2	541,481	$89.83 - $103.91	255,000	$91.56
Q3	558,374	$90.36 - $104.23	315,000	$92.29
Q4	532,864	$90.45 - $104.29	375,000	$91.81
2014:
Q1	60,000	$90.00 - $99.05	870,000	$91.24
Q2	60,000	$90.00 - $99.05	900,000	$91.22
Q3	60,000	$90.00 - $99.05	915,000	$89.83
Q4	60,000	$90.00 - $99.05	945,000	$89.79
2015:
Q1	–	–	180,000	$89.53
Q2	–	–	180,000	$89.53
Q3	–	–	–	–
Q4	–	–	–	–

MANAGEMENT COMMENT

“Despite adverse weather conditions in the first quarter, which negatively impacted production and lowered the number of well completions, we were able to increase our average daily production and add nearly ten net wells to producing status,” commented Northern’s Chairman and Chief Executive Officer Michael Reger.  “We remain encouraged by the drilling activity levels that are occurring on our leaseholds.  We believe this robust activity in the field, driven by nearly 190 rigs drilling in North Dakota alone, will drive substantial value for our shareholders in 2013.”

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: oil and gas prices, general economic or industry conditions, nationally and/or in the communities in which our company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our access to capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting our company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

INVESTOR RELATIONS CONTACT:

Brandon Elliott
EVP, Corporate Development and Strategy
952-476-9800
belliott@northernoil.com

Erik Nerhus
VP, Business Development
952-476-9800
enerhus@northernoil.com